Exhibit 4.50

NEWS AMERICA INCORPORATED,

Company,

NEWS CORPORATION,

NEWS AUSTRALIA HOLDINGS PTY LIMITED,

FEG HOLDINGS, INC.,

FOX ENTERTAINMENT GROUP, INC.,

NEWS AMERICA MARKETING FSI, LLC,

NEWS PUBLISHING AUSTRALIA LIMITED,

Guarantors

and

THE BANK OF NEW YORK,

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of March 21, 2005

Amending and Supplementing the Indenture

Dated as of March 21, 2003

Senior Exchangeable

Beneficial Unsecured exChangeable Securities (BUCS)/TM/ due 2023

/TM/ Trademark of Merrill Lynch & Co., Inc.

FOURTH SUPPLEMENTAL INDENTURE, dated as of March 21, 2005, among News America Incorporated, a Delaware corporation (the “Company”), with its principal office located at 1211 Avenue of the Americas, New York, NY 10036, News Corporation, a Delaware corporation (“News Corporation”), News Australia Holdings Pty Limited, an Australia corporation (ABN 32 105 197 028), FEG Holdings, Inc., a Delaware corporation, Fox Entertainment Group, Inc. (formerly known as Fox Acquisition Corp), a Delaware corporation (“New FEG”), News America Marketing FSI, LLC, a Delaware limited liability company, News Publishing Australia Limited, a Delaware corporation and The Bank of New York, a New York banking corporation (the “Trustee”), amending and supplementing the Indenture, dated as of March 21, 2003 the “Original Indenture”), among the Company, the guarantors named therein and the Trustee, which provided for the issuance of the Company’s Senior Exchangeable Beneficial Unsecured exChangeable Securities due 2023. (The Original Indenture, as supplemented by the First Supplemental Indenture, dated as of June 27, 2003, the Second Supplemental Indenture, dated as of November 12, 2004, the Third Supplemental Indenture, dated as of March 14, 2005, and this Fourth Supplemental Indenture, dated as of March 21, 2005 and as it may hereafter be supplemented is referred to herein as the or this “Indenture”.) Capitalized terms used herein and not otherwise defined herein have the meanings ascribed thereto in the Indenture.

RECITALS:

WHEREAS, on January 10, 2005, News Corporation commenced an offer to exchange (the “Exchange Offer”) shares of News Corporation Class A common stock for all of the outstanding shares of Fox Entertainment Group, Inc. (“Old FEG”) Class A common stock; and

WHEREAS, on the date hereof, New FEG, a wholly owned subsidiary of News Corporation, became the surviving corporation of a merger (the “Merger”) of Old FEG with and into New FEG, such Merger to be effected in order to convert any Old FEG Class A common stock into shares of News Corporation Class A common stock that News Corporation did not acquire in the Exchange Offer; and

WHEREAS, Section 9.1 of the Indenture provides that, without the consent of Holders, the parties to the Indenture may enter into an indenture supplemental to the Indenture to evidence the succession of another Person to any of the Guarantors and the assumption by such successor of the covenants of such Guarantor contained in the Indenture; and

WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the “TIA”), that are required to be part of the Original Indenture and the Indenture shall, to the extent applicable, be governed by such provisions; and

WHEREAS, the Company and each of the Guarantors have duly authorized the execution and delivery of this Fourth Supplemental Indenture and have done all things necessary to make this Fourth Supplemental Indenture a valid agreement in accordance with its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

ORIGINAL INDENTURE

SECTION 1.1 Effect of Original Indenture.

Except as specifically provided in this Fourth Supplemental Indenture, the Original Indenture (as amended and supplemented prior to the date hereof) shall remain in full force and effect.

ARTICLE II

AMENDMENTS TO THE INDENTURE

SECTION 2.1 Amendments to the Indenture

Effective upon the Merger, in accordance with Section 9.1 of the Original Indenture:

(a) Without further action on the part of Old FEG, New FEG or any other Person, New FEG hereby acknowledges and agrees that, by operation of law, it succeeds to and assumes all the obligations of Old FEG under the Indenture.

(b) By reason of the Merger and the continuation, as Guarantors, of the Guarantors under the Indenture, all references in the Indenture to the “Guarantors” are hereby deemed to refer to each of such entities:

Name	Jurisdiction of Organization
News Corporation	Delaware
News Australia Holdings Pty Limited	Australia
FEG Holdings, Inc.	Delaware
Fox Entertainment Group, Inc.
(formerly known as Fox Acquisition Corp)	Delaware
News America Marketing FSI, LLC	Delaware
News Publishing Australia Limited	Delaware

ARTICLE III

MISCELLANEOUS

SECTION 3.1 Effect of Headings.

The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

SECTION 3.2 Governing Law.

Subject to the following sentence, this Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws. This Fourth Supplemental Indenture is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

SECTION 3.3 Trustee.

The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

SECTION 3.4 Counterparts.

This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 3.5 Trustee.

The Trustee makes no representation as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and the Guarantors and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

News America Incorporated

By:	/s/ Paula Wardynski
Name: Title:	Paula Wardynski Vice President

News Corporation, as Guarantor

News Australia Holdings Pty Limited, as Guarantor

FEG Holdings, Inc., as Guarantor

Fox Entertainment Group, Inc. (formerly known as Fox Acquisition Corp.), as Guarantor

News America Marketing FSI, LLC, as Guarantor

News Publishing Australia Limited, as Guarantor

By:	/s/ Paula Wardynski
Name: Title:	Paula Wardynski Vice President, News Corporation, as Attorney-in-Fact for the Guarantors

The Bank of New York, as Trustee

By:	/s/ Kisha A. Holder
Name: Title:	Kisha A. Holder Assistant Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 21 day of March, 2005, before me personally appeared Paula Wardynski, who acknowledged herself to be the Vice President of News America Incorporated, and that she, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in the name of each such corporation as such Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By:	/s/ Catherine B. McDermott
Name: Title:	Catherine B. McDermott Notary Public, State of New York No. 02MC4974028 Qualified in Kings County Commission Expires Nov. 5, 2006

[Notarial Seal]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On this 21 day of March, 2005, before me personally appeared Paula Wardynski, who acknowledged herself to be the Vice President of News Corporation, and that she, as such Vice President, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing in the name of each such corporation as such Vice President.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

By:	/s/ Catherine B. McDermott
Name: Title:	Catherine B. McDermott Notary Public, State of New York No. 02MC4974028 Qualified in Kings County Commission Expires Nov. 5, 2006

[Notarial Seal]